Exhibit 10.8

RoomStore Executive Incentive Plan FYE 2/2011

Consolidated RoomStore Holdings EBITDA

Name	Position	as % of Plan==>	90% plan	95% of plan	PLAN	105%	110%	115%	120%
Curtis Kimbrell	CEO		$150,000	$225,000	$300,000	$375,000	$450,000	$525,000	$600,000	Performance above 120% of plan will continue to pay but can taper off if earnings in this category tend to be windfall situations or are not as difficult to attain once a high performance level is reached.
Ned Crosby	CMO		$61,000	$91,500	$122,000	$152,500	$183,000	$213,500	$244,000
Lewis Brubaker	CFO		$40,000	$60,000	$80,000	$100,000	$120,000	$140,000	$160,000
John Hamilton	SVP		$40,000	$60,000	$80,000	$100,000	$120,000	$140,000	$160,000

* incentive amounts prorated between tiers